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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference of our report dated February 7, 1995, on our audits of the financial statements of Health Care microsystems, Inc. as of and for the years ended December 31, 1994 and 1993, included in this Registration Statement on Form S-4 of Health Management Systems, Inc. dated October 4, 1996, in the Registration Statements on Forms S-3 (File Nos. 33-91518 and 333-6769) and in the Registration Statements on Forms S-8 (Nos. 33-65560, 33-76638, 33-76770, 33-95326 and 33-33706) of Health Management Systems, Inc.

Coopers & Lybrand L.L.P.

Los Angeles, California
October 3, 1996